Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 OCTOBER 9, 1997


                          BLACK WARRIOR WIRELINE CORP.
             (Exact name of registrant as specified in its charter)


DELAWARE                                 0-18754                      11-2904094
(State or other jurisdiction    (Commission File Number)           (IRS Employer
of incorporation)                                            Identification No.)


               3748 HIGHWAY 45 NORTH, COLUMBUS, MISSISSIPPI 39701
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (601) 329-1047


          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Diamondback Acquisition. On October 9, 1997, pursuant to an agreement (the "Agreement") entered into on September 26, 1997, the Company acquired, effective as of September 1, 1997, all of the business and assets, subject to the disclosed liabilities, of Diamondback Directional, Inc., a Texas corporation ("DDI"). DDI is engaged in providing oil and gas well drilling services, primarily in the Texas and Louisiana region, and specializes in short and medium horizontal drilling as well as conventional directional drilling. The business will be operated as the Diamondback Division of the Company.

     The purchase price for the business and assets acquired was approximately $9,091,000, of which $2,750,000 was paid in cash, $3,341,000 by issuance of the Company's promissory notes bearing interest at 6.5% per annum, payable quarterly, and due on August 31, 1999, and $3,000,000 by issuance of 647,569 shares of the Company's Common Stock. The purchase price is subject to adjustment, by reduction of the principal amount of the notes, to the extent the gross receipts from the Diamondback Division operations for the twelve months ended August 31, 1998 and August 31, 1999 fail to meet a specified performance standard. The Company has agreed that in the event it files a registration statement under the Securities Act of 1933 relating to an underwritten public offering of its shares, the holder of the shares issued in the transaction will have certain rights to have the shares included in the registration statement.

     Pursuant  to the  Agreement,  at  the  closing  the  Company  entered  into five-year employment agreements with each of Alan Mann and Dale Jowers, the principal shareholders, officers and Directors of DDI, providing for annual salaries of $225,000 and $175,000, respectively, pursuant to which such persons are to be employed by the Company in the Diamondback Division. The employment agreements contain confidentiality and non-competition provisions. The Company agreed in the Agreement to reserve 250,000 shares of Common Stock for the grant of options under the Company's Omnibus Stock Option Plan to persons employed by the Diamondback Division and also agreed to make the sum of approximately $4 million available to the Diamondback Division, in the form of a loan or other financial undertaking, for capital improvements which sum is anticipated to be invested in 1998 and 1999.

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     See Item 5. Other  Events,  below,  for a  description  of the terms of the agreement pursuant to which the Company borrowed $2.9 million from St. James Capital Partners, L.P. the proceeds of which were used to pay the cash portion of the purchase price for the assets acquired from DDI and other expenses of the transaction.


ITEM 5. OTHER EVENTS

     On October 9, 1997, the Company entered into an Agreement for Purchase and Sale (the "Note Purchase Agreement") with St. James Capital Partners, L.P. ("St. James"), a Delaware limited partnership, whereby St. James purchased and the Company sold its $2.9 million convertible promissory note (the "Note") bearing interest at 7% per annum due on October 9, 1999. Payment of principal and interest on the Note is collateralized by substantially all the assets of the Company. The Note is convertible into shares of the Company's Common Stock at a conversion price of $4.6327 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect. St. James has agreed to subordinate its security interests and rights to the indebtedness and security interests of the lenders providing up to $4.5 million pursuant to a term loan and $3.0 million pursuant to a revolving credit facility, neither of which financings have yet been arranged. St. James was also issued in consideration of a payment of $36,250 a warrant (the "Warrant") to purchase an aggregate of 725,000 shares of Common Stock exercisable at a price of $4.6327 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect. The shares issuable on conversion of the Note and exercise of the Warrant have demand and piggy-back registration rights under the Securities Act of 1933. The Company agreed that one person designated by St. James would be nominated for election to the Company's Board of Directors. The Agreement grants St. James certain preferential rights to provide future financings to the Company, subject to certain exceptions. The Note contains various affirmative and negative covenants, including a prohibition against the Company consolidating, merging or entering into a share exchange with another person, with certain exceptions, without the consent of St. James. Events of default under the Note include, among other events, (i) a default in the payment of principal or interest on the Note; (ii) a default under the 9% Convertible Promissory Note in the principal amount of $2.0 million dated as of June 5, 1997 and on the 10% Bridge Loan Promissory Note in the principal amount of $3.0 million dated as of June 5, 1997 issued to St. James in June 1997 (the "June 1997 St. James Transaction") and the failure to cure such default for five days;
(iii) a breach of the Company's covenants,  representations and


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warranties under the Agreement,  or the Purchase and Sale Agreement entered into in connection with the June 1997 St. James Transaction; (iv) a breach under the other agreements between the Company and St. James, subject to certain exceptions; (v) any person or group of persons acquiring 40% or more of the voting power of the Company's outstanding shares who was not the owner thereof as of October 10, 1997, a merger of the Company with another person, its dissolution or liquidation or a sale of all or substantially all its assets; and
(vi) certain events of bankruptcy. In the event of a default under the Note, St. James could seek to foreclose against the collateral for the Note. In addition, such default would be a default under the notes issued to St. James in the June 1997 St. James Transaction. St. James received an origination fee of $36,250 in connection with the transaction.

     In the Agreement, St. James agreed to convert its $2.9 million convertible note dated June 5, 1997 (the "Original Convertible Note") into shares of the Company's Common Stock at such time as the Company has filed a registration statement under the Securities Act of 1933 relating to the shares issuable on conversion of the Original Convertible Note, the Note, on exercise of the warrants issued in connection with the sale by the Company of the notes in the June 1997 St. James Transaction, and on exercise of the Warrant and such registration statement has been declared effective.

     Of the $2.9 million proceeds from the sale of the Note, $2,750,000 was applied to the purchase of the DDI assets and the balance was used for transaction expenses.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

     It is impracticable for the Company to provide the required financial statements for DDI at the time this Current Report on Form 8-K is filed. Such financial statements will be filed as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.


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

     It is impracticable for the Company to provide the required pro forma financial information for DDI at the time this Current Report on Form 8-K is filed. Such pro forma information will be filed as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(c)  Exhibits

     10.1 Asset Purchase Agreement dated as of September 1, 1997 between Black Warrior Wireline Corp. and Diamondback Directional, Inc., Alan Mann and Michael Dale Jowers.

     10.2 Employment Agreement effective as of September 1, 1997 between the Company and Alan Mann.

     10.3 Employment Agreement effective as of September 1, 1997 between the Company and Michael Dale Jowers.

     10.4 Registration Rights Agreement dated October 10, 1997 between the Company and DDI.

     10.5 $3.0 million promissory note and $341,096 promissory note due August 31, 1999 issued to DDI.

     10.6 Agreement for Purchase and Sale dated October 9, 1997 between Black Warrior Wireline Corp. and St. James Capital Partners, L.P.

     10.7 $2,900,000 Convertible Promissory Note dated October 10, 1997 issued to St. James Capital Partners, L.P.

     10.8 Warrant dated October 10, 1997 to purchase 725,000 shares of Common Stock issued to St. James Capital Partners, L.P.

     10.9 Amendment No. 1 to Registration Rights Agreement between Black Warrior Wireline Corp. and St. James Capital Partners, L.P. dated October 10, 1997.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    BLACK WARRIOR WIRELINE CORP.





Dated:  October 24, 1997                    By:    /s/ William L. Jenkins
                                                   -----------------------------
                                                   William L. Jenkins, President


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